Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-263280, No. 333-238981 and No. 333-254514 on Form S-8, Registration Statement No. 333-263501 on Form S-3 and Registration Statement No. 333-257592 on Form S-3ASR of our report dated March 9, 2023, relating to the financial statements of Applied Molecular Transport Inc., appearing in this Annual Report on Form 10-K of Applied Molecular Transport Inc. for the year ended December 31, 2022.
/s/ Deloitte & Touche LLP
San Francisco, California
March 9, 2023